Exhibit 99.1

News Release

For Immediate Release May 25, 2011	Contact:	Stacy Frole	(419) 627-2227

CEDAR FAIR TO NOMINATE GINA FRANCE FOR BOARD OF DIRECTORS

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France would bring additional financial acumen and extensive strategic planning experience to the Company’s strong and independent Board; would become the fourth new independent director to the Cedar Fair Board since 2008

•	Richard Ferreira to retire from the Board; David Paradeau and Darrel Anderson agree to not stand for re-election as Company reduces Board to seven directors

SANDUSKY, OHIO, May 25, 2011 – Cedar Fair Entertainment Company (NYSE: FUN) today announced that the Board of Directors will nominate Gina D. France for a three-year directorship term at the 2011 Annual Meeting of Unitholders to be held on July 7, 2011. France, 52, if elected, would succeed Richard Ferreira, 70, who has notified the Board that he intends to retire as a director at the end of his term, after serving in this capacity for the past 14 years.

France, who would be the fourth new independent director added to the Cedar Fair Board since 2008, would bring more than 30 years of strategic planning, investment banking and corporate finance experience to the position. She currently is President and CEO of France Strategic Partners LLC, an advisory firm that provides strategic planning, special project consulting and transaction advisory services to a wide range of public corporations and private organizations. Prior to founding France Strategic Partners, she was a partner with Ernst & Young LLP and led the firm’s Center for Strategic Transactions® (CST) in Cleveland, where she advised more than 200 chief executive officers and their top management teams on a broad spectrum of strategic initiatives and financial transactions. She also previously served as a managing director of the firm’s Corporate Finance group, where she specialized in advising senior management teams on capital transactions and mergers and acquisitions.

France came to Ernst & Young after a 14-year career in investment banking, primarily with the firm of Lehman Brothers, where she worked out of both the New York and San Francisco offices and was a

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259        419-627-2233

Cedar Fair to Nominate Gina France for Board of Directors

May 25, 2011

senior vice president of the firm. During her tenure at Lehman Brothers, she executed more than $5 billion in financings and served as the lead banker for several landmark transactions that were nominated for the Institutional Investor’s “Deal of the Year” award. Prior to Lehman Brothers, she was the International Cash Manager of Marathon Oil Company, then a Fortune “30” company, where she was responsible for funding 26 international subsidiaries.

“After a careful and thorough review of a wide range of potential candidates, we are pleased to have the opportunity to further strengthen our Board with the addition of Gina France,” said C. Thomas (“Tom”) Harvie, independent chairman of the Board. “Gina is a gifted and seasoned business strategist with an excellent understanding of how to effectively maximize value for investors over the long term. We believe she will add substantial independent perspective to Cedar Fair as the Company progresses with its strategic growth plans.”

France graduated Summa Cum Laude with an MBA in Finance from the Kellogg Graduate School of Management at Northwestern University, where she was an Austin Scholar. She also holds a Bachelor of Science with Highest Distinction in Finance from Indiana University. France currently serves on the boards of several companies, including FirstMerit Corporation, a $14.1 billion bank holding company, where she is chair of the Governance and Nominating Committee, serves as an SEC-designated financial expert on the Audit Committee, and is a member of its Cleveland Advisory Board; and Dawn Food Products, Inc., one of the world’s largest manufacturers and distributors of bakery products, where she serves on the Audit and Compensation Committees. Her non-profit activities have included serving as, among other things, a member of the Business Advisory Council for Baldwin Wallace College; a founding Board member and Treasurer of In Counsel with Women; and a Trustee and Treasurer of DanceCleveland.

The Company also announced that David Paradeau, 68, and Darrel Anderson, 66, at the request of the Nominating Committee have agreed to not stand for re-election to the Board at the upcoming Annual Meeting in order to reduce the Board to seven directors, as stipulated in a previously announced

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259        419-627-2233

Cedar Fair to Nominate Gina France for Board of Directors

May 25, 2011

agreement between Cedar Fair and Q Funding III L.P. and Q4 Funding L.P. (together with Geoffrey Raynor, “Q Investments”), which together beneficially own 10,021,418 units, or approximately 18.1% of the outstanding units of Cedar Fair. The Company had expanded the Board to nine directors in June 2010 to accommodate the addition of two directors suggested at that time by Q Investments.

“On behalf of the Board and the management team, I would like to thank Dick, David and Darrel for their dedicated service and commitment to Cedar Fair over the years,” said Harvie. “Their insight and experience were invaluable as the Company’s revenues and profitability have grown significantly during their terms as directors of Cedar Fair.”

About Cedar Fair

Cedar Fair is a publicly traded partnership headquartered in Sandusky, Ohio, and one of the largest regional amusement-resort operators in the world. The Company owns and operates 11 amusement parks, six outdoor water parks, one indoor water park and five hotels. Amusement parks in the Company’s northern region include two in Ohio: Cedar Point, consistently voted “Best Amusement Park in the World” in Amusement Today polls, and Kings Island; as well as Canada’s Wonderland, near Toronto; Dorney Park, PA; Valleyfair, MN; and Michigan’s Adventure, MI. In the southern region are Kings Dominion, VA; Carowinds, NC; and Worlds of Fun, MO. Western parks in California include: Knott’s Berry Farm; California’s Great America; and Gilroy Gardens, which is managed under contract.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259        419-627-2233

Cedar Fair to Nominate Gina France for Board of Directors

May 25, 2011

Additional Information

This may be deemed to be solicitation material in respect of the Company’s Annual Meeting of Unitholders currently scheduled for July 7, 2011. In addition, the Company will file with, or furnish to, the Securities and Exchange Commission (the “SEC”) all relevant materials, including a definitive proxy statement on Schedule 14A (when available). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC, INCLUDING WHEN AVAILABLE, THE COMPANY’S DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The definitive proxy statement on Schedule 14A (when available) will be mailed to unitholders of the Company. Investors and security holders will be able to obtain a copy of the definitive proxy statement (when available) and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s unitholders will also be able to obtain, without charge, a copy of the definitive proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com or by contacting Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 206-5879.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the Annual Meeting of Unitholders. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement.

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Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259        419-627-2233